Exhibit 99.1

IMMEDIATE RELEASE July 9, 2009

QUAINT OAK BANCORP, INC. DECLARES
QUARTERLY CASH DIVIDEND

            Southampton, PA – Quaint Oak Bancorp, Inc. (OTCBB: QNTO) (the "Company"), the holding company for Quaint Oak Bank (the "Bank"), announced today that its Board of Directors at their meeting on July 8, 2009 declared a quarterly cash dividend of $.025 per share on the common stock of the Company payable on August 7, 2009 to the shareholders of record at the close of business on July 22, 2009.

            Quaint Oak Bancorp, Inc. is a community-based, savings and loan holding company providing consumer and commercial banking services through its wholly-owned subsidiary, Quaint Oak Bank, headquartered in Southampton, Pennsylvania.  Quaint Oak Bank has served individuals and businesses in the Bucks County area for more than 80 years.  Quaint Oak Bancorp's website is www.quaintoak.com.

            Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  We undertake no obligation to update any forward-looking statements.

Contacts
Quaint Oak Bancorp, Inc. Robert T. Strong, President and Chief Executive Officer (215) 364-4059